As filed with the Securities and Exchange Commission on December 4, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Toronto-Dominion Bank

(Exact name of Registrant as specified in its charter)

Canada	6029	13-5640479
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

TD Bank Tower

Toronto-Dominion Centre

Toronto, Ontario M5K 1A2, Canada

(416) 982-8222

(Address and telephone number of Registrant’s principal executive offices)

Glenn Gibson

The Toronto-Dominion Bank

31 West 52nd Street

New York, New York 10019-6101

(212) 827-7000

(Name, address and telephone number of agent for service in the United States)

Copies to:

Norie C. Campbell, Esq.

Group Head, Legal, Compliance and

Anti-Money Laundering, and

General Counsel

The Toronto-Dominion Bank

TD Bank Tower

Toronto-Dominion Centre

Toronto, Ontario M5K 1A2, Canada

(416) 308-6963

Lee Meyerson, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐		upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐		at some future date (check appropriate box below)
	1.	☐	pursuant to Rule 467(b) on at (designate a time not sooner than seven calendar days after filing).
	2.	☒	pursuant to Rule 467(b) on December 5, 2014 at 12:00 p.m. (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on December 4, 2014.
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Debt Securities (subordinated indebtedness)
Common Shares
Class A First Preferred Shares
Warrants
Subscription Receipts
Total	$5,000,000,000	$5,000,000,000	$581,000

(1)	There is being registered hereunder an indeterminate number of securities of The Toronto-Dominion Bank (the “Registrant”) as from time to time may be issued at prices determined at the time of issuance. This Registration Statement also covers such indeterminate amount of securities of the Registrant as may be issued upon exercise, conversion or exchange of any securities that provide for such issuance. Separate consideration may not be received for these securities.
(2)	This Registration Statement also covers an undeterminable amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant.
(3)	Estimated solely for the purpose of determining the registration fee. In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed U.S.$5,000,000,000, or the equivalent thereof in one or more foreign currencies.
(4)	Pursuant to Rule 457(p) of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant hereby offsets the registration fee required to be paid in connection with this Registration Statement by (i) U.S.$421,000 previously paid by the Registrant in connection with U.S.$5,000,000,000 of unissued securities registered by the Registrant under Registration Statement No. 333-185019, initially filed with the Commission on November 16, 2012, and (ii) U.S.$160,000 previously paid by the Registrant in connection with U.S.$5,000,000,000 of unissued securities registered by the Registrant under Registration Statement No. 333-170153, initially filed with the Commission on October 26, 2010, such that the net registration fee paid in connection with this Registration Statement is U.S.$0.

PART I

INFORMATION TO BE DELIVERED TO OFFEREES OR PURCHASERS

New Issue	December 4, 2014

Short Form Base Shelf Prospectus

The Toronto-Dominion Bank

(a Canadian chartered bank)

U.S. $5,000,000,000

Debt Securities (subordinated indebtedness)

Common Shares

Class A First Preferred Shares

Warrants to Purchase Preferred Shares

Subscription Receipts

The Toronto-Dominion Bank (the “Bank”) may from time to time offer and issue the following securities: (i) unsecured debt securities (“Debt Securities”); (ii) common shares (“Common Shares”); (iii) Class A First Preferred Shares (“Preferred Shares”); (iv) warrants to purchase Preferred Shares (“Warrants”); and (v) subscription receipts (“Subscription Receipts”) or any combination thereof. The Debt Securities, Common Shares, Preferred Shares, Warrants and Subscription Receipts (collectively, the “Securities”) offered hereby may be offered separately or together, in amounts, at prices and on terms to be set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”). All shelf information omitted from this short form base shelf prospectus (the “Prospectus”) will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. The Bank may sell up to U.S. $5,000,000,000 in aggregate initial offering price of Securities (or the equivalent thereof if any of the Securities are denominated in a currency or currency unit other than U.S. dollars) during the 25 month period that this Prospectus, including any amendments thereto, remains valid. All currency amounts in this Prospectus are stated in Canadian dollars, unless otherwise indicated.

The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, any terms for redemption at the option of the Bank or the holder, any exchange or conversion terms and any other specific terms; (ii) in the case of Common Shares, the number of shares and offering price; (iii) in the case of Preferred Shares, the designation of the particular series, aggregate gross proceeds, the number of shares offered, the issue price, the dividend rate, the dividend payment dates, any terms for redemption at the option of the Bank or the holder, any exchange or conversion terms and any other specific terms; (iv) in the case of Warrants, the designation, number and terms of the Preferred Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; and (v) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the issue price, the procedures for the exchange of the Subscription Receipts for Debt Securities, Preferred Shares or Common Shares, as the case may be, and any other specific terms.

The outstanding Common Shares are currently listed on the Toronto and New York stock exchanges and the outstanding Preferred Shares are listed on the Toronto Stock Exchange.

This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests, including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or a bankers’ acceptance rate, or to recognized market benchmark interest rates such as LIBOR.

Effective January 1, 2013, in accordance with capital adequacy requirements adopted by the Office of the Superintendent of Financial Institutions (Canada) (the “Superintendent”), non-common capital instruments issued after January 1, 2013, including Debt Securities and Preferred Shares, must include terms providing for the full and permanent conversion of such securities into Common Shares upon the occurrence of certain trigger events relating to financial viability (the “NVCC Provisions”) in order to qualify as regulatory capital. The specific terms of any NVCC Provisions for any Debt Securities and Preferred Shares that the Bank issues under this Prospectus will be described in one or more Prospectus Supplements relating to such Securities.

The Securities may be sold through underwriters or dealers purchasing as principals, through agents designated by the Bank (such underwriters, dealers and agents are collectively referred to in this Prospectus as “Investment Dealers” and individually as an “Investment Dealer”) or by the Bank directly pursuant to applicable statutory exemptions, from time to time. See “Plan of Distribution”. Each Prospectus Supplement will identify each Investment Dealer engaged in connection with the offering and sale of those Securities to which the Prospectus Supplement relates, and will also set forth the terms of the offering of such Securities including the net proceeds to the Bank and, to the extent applicable, any fees payable to the Investment Dealers. The offerings are subject to approval of certain legal matters on behalf of the Bank by McCarthy Tétrault LLP and/or Simpson Thacher & Bartlett LLP, as applicable.

Warrants will not be offered for sale to any member of the public in Canada unless the Prospectus Supplement describing the specific terms of the Warrants to be offered is first approved for filing by each of the securities commissions or similar regulatory authorities in Canada where the Warrants will be offered for sale.

The Debt Securities will be direct unsecured obligations of the Bank constituting subordinated indebtedness for the purposes of the Bank Act (Canada) (the “Bank Act”) and will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (Canada) or by the U.S. Federal Deposit Insurance Corporation.

We are permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with the disclosure requirements of Canada. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that we are organized under the laws of Canada, that most of our officers and directors, and some of the underwriters or experts named in this prospectus, may be residents of Canada and that all or a substantial portion of our assets and the assets of said persons may be located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES REGULATOR NOR HAS THE SEC OR ANY STATE SECURITIES REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FORWARD-LOOKING STATEMENTS

This Prospectus, including those documents incorporated by reference, may contain forward-looking statements. All such statements are made pursuant to the “safe harbour” provisions of, and are intended to be forward-looking statements under, applicable Canadian and U.S. securities legislation, including the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements made in the 2014 MD&A (as defined herein) under the headings “Economic Summary and Outlook”, for each business segment under headings “Business Outlook and Focus for 2015” and in other statements regarding the Bank’s objectives and priorities for 2015 and beyond and strategies to achieve them, and the Bank’s anticipated financial performance. Forward-looking statements are typically identified by words such as “will”, “should”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “plan”, “may”, and “could”.

By their very nature, these forward-looking statements require the Bank to make assumptions and are subject to inherent risks and uncertainties, general and specific. Especially in light of the uncertainty related to the physical, financial, economic, political, and regulatory environments, such risks and uncertainties — many of which are beyond the Bank’s control and the effects of which can be difficult to predict — may cause actual results to differ materially from the expectations expressed in the forward-looking statements. Risk factors that could cause such differences include: credit, market (including equity, commodity, foreign exchange, and interest rate), liquidity, operational (including technology), reputational, insurance, strategic, regulatory, legal, environmental, capital adequacy, and other risks. Examples of such risk factors include the general business and economic conditions in the regions in which the Bank operates; the ability of the Bank to execute on key priorities, including to successfully complete acquisitions and strategic plans and to attract, develop and retain key executives; disruptions in or attacks (including cyber-attacks) on the Bank’s information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which the Bank is exposed; the failure of third parties to comply with their obligations to the Bank or its affiliates, including relating to the care and control of information; the impact of new and changes to current laws and regulations; the overall difficult litigation environment, including in the U.S.; increased competition, including through internet and mobile banking; changes to the Bank’s credit ratings; changes in currency and interest rates; increased funding costs for credit due to market illiquidity and competition for funding; changes to accounting policies and methods used by the Bank; and the occurrence of natural and unnatural catastrophic events and claims resulting from such events. The Bank cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Bank’s results. For more detailed information, please see the “Risk Factors and Management” section of the 2014 MD&A, as may be updated in subsequently filed quarterly reports to shareholders. All such factors should be considered carefully, as well as other uncertainties and potential events, and the inherent uncertainty of forward-looking statements, when making decisions with respect to the Bank and the Bank cautions readers not to place undue reliance on the Bank’s forward-looking statements.

Material economic assumptions underlying the forward-looking statements contained in this Prospectus and any documents incorporated by reference herein are set out in the 2014 MD&A under the headings “Economic Summary and Outlook”, and for each business segment, “Business Outlook and Focus for 2015”, each as updated in subsequently filed quarterly reports to shareholders.

Any forward-looking statements contained in this Prospectus represent the views of management only as of the date of this Prospectus and are presented for the purpose of assisting prospective purchasers of the Bank’s securities in understanding the Bank’s financial position, objectives and priorities and anticipated financial performance as at and for the periods ended on the dates presented, and may not be appropriate for other purposes. The Bank does not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on its behalf, except as required under applicable securities legislation. See “Risk Factors”.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents with respect to the Bank, filed with the various securities commissions or similar authorities in each of the provinces and territories of Canada, are specifically incorporated by reference in and form an integral part of this Prospectus:

(a)	the Annual Information Form dated December 3, 2014;

(b)	the consolidated audited financial statements for the fiscal year ended October 31, 2014 with comparative consolidated financial statements for the fiscal year ended October 31, 2013, together with the auditors’ report thereon and the 2014 management’s discussion & analysis (the “2014 MD&A”); and

(c)	the Management Proxy Circular dated as of January 23, 2014.

Any documents of the type referred to above, and any material change reports (excluding confidential material change reports) or business acquisition reports, all as filed by the Bank with the various securities commissions or similar authorities in Canada pursuant to the requirements of applicable securities legislation after the date of this Prospectus and prior to the termination of the offering of Securities under any Prospectus Supplement, shall be deemed to be incorporated by reference into this

Prospectus. In addition, any documents filed on Form 40-F or Form 6-K by the Bank with the U.S. Securities and Exchange Commission (the “SEC”) after the date of this Prospectus and prior to the termination of the offering of Securities under any Prospectus Supplement, shall be deemed to be incorporated by reference into this Prospectus, in the case of any report on Form 6-K, if and to the extent expressly provided in such report on Form 6-K.

Updated earnings coverage ratios, as required, will be filed quarterly with the applicable securities commissions or similar authorities in Canada, either as Prospectus Supplements or as exhibits to the Bank’s unaudited interim and audited annual financial statements, and will be deemed to be incorporated by reference into this Prospectus. Where the Bank updates its disclosure of earnings coverage ratios by Prospectus Supplement, the Prospectus Supplement filed with the applicable securities commissions or similar authorities that contains the most recent updated disclosure of earnings coverage ratios will be delivered to all subsequent purchasers of Securities together with this Prospectus.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Copies of the documents incorporated by reference herein may be obtained on request without charge from the Corporate Secretary, The Toronto-Dominion Bank, Toronto-Dominion Centre, Toronto, Ontario, M5K 1A2 (telephone: (416) 308-6963), or electronically at www.sedar.com.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of the Prospectus Supplement solely for the purposes of the offering of the Securities covered by that Prospectus Supplement unless otherwise expressly provided therein.

Upon a new Management Proxy Circular, Annual Information Form or new annual financial statements, together with the auditors’ report thereon and management’s discussion and analysis contained therein, being filed by the Bank with the applicable securities regulatory authorities during the currency of this Prospectus, the previous Annual Information Form, Management Proxy Circular, or annual financial statements and all interim financial statements, material change reports, and information circulars filed prior to the commencement of the Bank’s financial year in which the new Management Proxy Circular, Annual Information Form or annual financial statements are filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

AVAILABLE INFORMATION FOR U.S. PURCHASERS

In addition to the continuous disclosure obligations under the securities laws of the provinces and territories of Canada, the Bank is subject to the informational reporting requirements of the U.S. Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the SEC. Such reports and other information filed by the Bank may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Prospective investors may call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC also maintains a website, at www.sec.gov, that contains reports and other information filed by the Bank with the SEC. The Bank’s Common Shares are listed on the New York Stock Exchange and reports and other information concerning the Bank may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

The Bank is filing with the SEC a registration statement on Form F-10 under the U.S. Securities Act of 1933, as amended, with respect to the Securities. This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Bank and the Securities, reference is made to the registration statement and the exhibits thereto, which will be publicly available as described in the preceding paragraph.

THE TORONTO-DOMINION BANK

General

The Bank is a Canadian chartered bank subject to the provisions of the Bank Act (Canada) and was formed on February 1, 1955 through the amalgamation of The Bank of Toronto (established in 1855) and The Dominion Bank (established in 1869). The Bank and its subsidiaries are collectively known as TD Bank Group (“TD”). TD offers a full range of financial products and services to approximately 23 million customers worldwide in three key business lines: Canadian Retail, including TD Canada Trust, TD Auto Finance Canada, TD Wealth (Canada), TD Direct Investing, and TD Insurance; U.S. Retail, including TD Bank, America’s Most Convenient Bank, TD Auto Finance (U.S.), TD Wealth (U.S.) and TD’s investment in TD Ameritrade; and Wholesale Banking, including TD Securities.TD also ranks among the world’s leading online financial services firms, with approximately 9.4 million active online and mobile customers. TD had $945 billion in assets on October 31, 2014. The Bank trades under the symbol “TD” on each of the Toronto Stock Exchange and the New York Stock Exchange.

The Bank’s head office and registered office are located in the Toronto Dominion Bank Tower, Toronto-Dominion Centre, Toronto, Ontario, M5K 1A2.

Additional information regarding the Bank is incorporated by reference into this Prospectus. See “Documents Incorporated by Reference”.

RECENT DEVELOPMENTS

On August 1, 2014, the Canadian Department of Finance issued for comment the “Taxpayer Protection and Bank Recapitalization Regime: Consultation Paper” which outlines a proposed bail-in regime applicable to Canada’s domestic systemically important banks (“D-SIBs”), which includes the Bank, in line with key international standards such as the Financial Stability Board’s “Key Attributes of Effective Resolution Regimes for Financial Institutions”. This consultation paper follows a previous announcement made in Canada’s federal budget released on March 21, 2013. Under the proposed regime, the Government of Canada (the “Government”) would be granted two significant conversion powers with respect to D-SIBs’ outstanding capital and debt: (i) first, the Government would be granted the power to permanently convert “eligible liabilities” of the D-SIB (“eligible liabilities” consist solely of long term senior debt, which is senior unsecured debt that is tradable and transferable with an original term of over 400 days) into common equity, and (ii) second, the Government would be granted the power to permanently cancel existing shares of the D-SIB. Each of those powers would only be exercisable if two preconditions were met: (a) first, the Superintendent would need to have determined that the D-SIB has ceased or is about to cease being viable, and (b) second, the full conversion of the D-SIB’s non-common capital securities following the occurrence of a trigger event under the NVCC Provisions would need to have occurred. The proposed conversion power would apply only to “eligible liabilities” issued after the implementation of the regime with no retroactive application to existing debt.

If this proposed regime is implemented, holders of Common Shares, and holders of Debt Securities or Preferred Shares who receive Common Shares following the occurrence of a trigger event under the NVCC Provisions, may sustain substantial dilution following the conversion of such “eligible liabilities”, including, in the case of holders of Debt Securities or Preferred Shares, if the conversion rate of such “eligible liabilities” is more favourable to the holders of such obligations than the rate applicable to holders of Debt Securities or Preferred Shares. However, the proposed regime has not yet been finalized and is subject to change as a result of the public consultation described above.

DESCRIPTION OF THE DEBT SECURITIES

The following is a summary of the material attributes and characteristics of the subordinated indebtedness of the Bank evidenced by the Debt Securities, which does not purport to be complete. Reference is made to the Trust Indenture referred to below for the full text of such attributes and characteristics. A copy of the Trust Indenture may be obtained on request from the Corporate Secretary, The Toronto-Dominion Bank, Toronto-Dominion Centre, Toronto, Ontario, Canada, M5K 1A2 (telephone: (416) 308-6963) and is also available electronically at www.sedar.com.

General

The Debt Securities will be issued as one or more series of debentures pursuant to the provisions of a trust indenture dated as of November 1, 2005 between the Bank and Computershare Trust Company of Canada as trustee (the “Trustee”), as supplemented from time to time (including by supplemental indentures to be entered into with respect to each offering of Debt Securities) (collectively, the “Trust Indenture”). The aggregate principal amount of debentures (including the Debt Securities) that may be issued under the Trust Indenture is unlimited. In addition, the Bank may offer Debt Securities by way of another trust indenture, the terms of which would be described in the Prospectus Supplement relating to such offering of Debt Securities.

Status and Subordination

The Debt Securities will be direct unsecured obligations of the Bank, constituting subordinated indebtedness for the purposes of the Bank Act, ranking at least equally with other subordinated indebtedness of the Bank from time to time issued and outstanding. In the event of the insolvency or winding-up of the Bank, the indebtedness evidenced by debentures issued by the Bank, including, if a trigger event has not occurred as contemplated under the specific NVCC Provisions applicable to such Debt Securities, any Debt Securities issued hereunder, will be subordinate in right of payment to the prior payment in full of the deposit liabilities of the Bank and all other liabilities of the Bank except liabilities which by their terms rank in right of payment equally with or subordinate to indebtedness evidenced by such debentures. Upon the occurrence of a trigger event under the NVCC Provisions, the subordination provisions of the Debt Securities will not be relevant since all Debt Securities will be converted into Common Shares which will rank on a parity with all other Common Shares.

The Debt Securities will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (Canada) or by the U.S. Federal Deposit Insurance Corporation.

Specific Variable Terms

The specific variable terms of any offering of Debt Securities (including, where applicable and without limitation, the aggregate principal amount of the Debt Securities being offered, the currency or currency unit, the issue and delivery date, the maturity date, the issue price, the interest rate (either fixed or floating and, if floating, the manner of calculation thereof), the interest payment date(s), any redemption, conversion (including any NVCC Provisions), exchange, sinking fund or repurchase provisions, the name of any Investment Dealer involved in the distribution of the Debt Securities, the compensation payable to any Investment Dealer, the method of distribution, the form (either global book-entry form, certificated form or uncertificated form) and the proceeds to the Bank) will be set forth in the Prospectus Supplement that will accompany this Prospectus. The Bank reserves the right to set forth in a Prospectus Supplement specific variable terms of any offering of Debt Securities which are not within the options and parameters set forth in this Prospectus.

Covenant

The Trust Indenture provides that the Bank will not create, issue or incur any indebtedness subordinate in right of payment to the deposit liabilities of the Bank which, in the event of the insolvency or winding-up of the Bank, would rank prior in right of payment to the Debt Securities.

Events of Default

The Trust Indenture provides that an event of default in respect of the Debt Securities will occur only if the Bank becomes insolvent or bankrupt or resolves to wind-up or liquidate or is ordered wound-up or liquidated. If an event of default has occurred and is continuing, and a trigger event under the NVCC Provisions has not occurred, the Trustee may, in its discretion and shall upon the request of holders of not less than one-quarter of the principal amount of a series of Debt Securities then outstanding under the Trust Indenture, declare the principal of and interest on all outstanding Debt Securities of such series to be immediately due and payable. There will be no right of acceleration in the case of a default in the payment of interest or a default in the performance of any other covenant of the Bank in the Trust Indenture, although a legal action could be brought to enforce such covenant.

Form

Unless otherwise specified in the applicable Prospectus Supplement, each offering of Debt Securities will be issued in “book-entry only” form. See “Book-Entry Only Securities”.

Modification

The Trust Indenture and the rights of the holders of debentures issued pursuant to the Trust Indenture, including the Debt Securities, may in certain circumstances be modified, if authorized by extraordinary resolution. For that purpose, among others, the Trust Indenture contains provisions making extraordinary resolutions binding upon all holders of debentures. “Extraordinary resolution” is defined, in effect, as a resolution passed at a meeting of holders of the debentures by the favourable votes of the holders of not less than 66-2/3% of the principal amount of debentures voted on the resolution at such meeting at which a quorum, as specified in the Trust Indenture, is present, or as a resolution contained in one or more instruments in writing signed by the holders of not less than 66-2/3% of the principal amount of the then outstanding debentures. Provision is made in the Trust Indenture for additional approval by the same percentage of the holders of a series of debentures if the rights of the holders of such series are affected in a manner or to an extent substantially different from those of other series. The Bank may also offer Debt Securities by way of another trust indenture, the terms of which would be described in the Prospectus Supplement relating to such offering of Debt Securities.

Holders’ Rights

Rights of a holder of a Debt Security represented by a global certificate or an uncertificated Security in book-entry form, including voting rights, must be exercised through a CDS Participant or DTC Participant (each as defined below) in accordance with the rules and procedures of CDS or DTC (each as defined below), as applicable. See “Book-Entry Only Securities”.

Additional Subordinated Indebtedness

The Trust Indenture does not contain any restriction on the aggregate amount of subordinated indebtedness which may be issued thereunder.

Governing Law

The Trust Indenture and the Debt Securities shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The Bank may also offer Debt Securities by way of another trust indenture, the terms of which would be described in the Prospectus Supplement relating to such offering of Debt Securities.

DESCRIPTION OF COMMON SHARES

The authorized common share capital of the Bank consists of an unlimited number of Common Shares without nominal or par value. The holders of Common Shares are entitled to vote at all meetings of the shareholders of the Bank except meetings at which only holders of a specified class or series of shares are entitled to vote. The holders of Common Shares are entitled to receive dividends as and when declared by the Board of Directors of the Bank, subject to the preference of the holders of the preferred shares (including the Preferred Shares) of the Bank. After payment to the holders of the preferred shares of the Bank of the amount or amounts to which they may be entitled, and after payment of all outstanding debts, the holders of Common Shares shall be entitled to receive the remaining property of the Bank upon the liquidation, dissolution or winding-up thereof.

DESCRIPTION OF PREFERRED SHARES

The following describes certain general terms and provisions of the Preferred Shares. The particular terms and provisions of a series of Preferred Shares offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such Prospectus Supplement.

Issuable in Series

The Preferred Shares may be issued from time to time, in one or more series, with such rights, privileges, restrictions and conditions as the Board of Directors of the Bank may determine.

Priority

The Preferred Shares of each series will rank on a parity with every other series of Preferred Shares and will rank prior to the Common Shares and to any other shares of the Bank ranking junior to the Preferred Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Bank, provided that a trigger event has not occurred as contemplated under the specific NVCC Provisions applicable to such Preferred Shares. Upon the occurrence of a trigger event under the NVCC Provisions, the priority of the Preferred Shares will not be relevant since all Preferred Shares will be converted into Common Shares which will rank on a parity with all other Common Shares.

Restriction

Pursuant to the Bank Act, the Bank may not, without the approval of the holders of the Preferred Shares, create any class of shares ranking prior to or on a parity with the Preferred Shares.

Amendment of Class Provisions

Approval of amendments to the provisions of the Preferred Shares as a class may be given in writing by the holders of all the outstanding Preferred Shares or by a resolution carried by an affirmative vote of at least two-thirds of the votes cast at a meeting at which the holders of a majority of the then outstanding Preferred Shares are present or represented by proxy or, if no quorum is present at such meeting, at an adjourned meeting at which the shareholders then present or represented by proxy may transact the business for which the meeting was originally called.

Priority on Liquidation, Dissolution or Winding-up

In the event of the liquidation, dissolution or winding-up of the Bank, provided that a trigger event has not occurred as contemplated under the specific NVCC Provisions applicable to the Preferred Shares, before any amounts shall be paid to or any assets distributed among the holders of the Common Shares or shares of any other class of the Bank ranking junior to the Preferred Shares, the holder of a Preferred Share of a series shall be entitled to receive to the extent provided for with respect to such Preferred Shares by the conditions attaching to such series: (i) an amount equal to the amount paid up thereon; (ii) such premium, if any, as has been provided for with respect to the Preferred Shares of such series; and (iii) all unpaid cumulative dividends, if any, on such Preferred Shares and, in the case of non-cumulative Preferred

Shares, all declared and unpaid non-cumulative dividends. After payment to the holders of the Preferred Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Bank.

Voting Rights

There are no voting rights attaching to the Preferred Shares except to the extent provided in any series or by the Bank Act.

Creation and Issue of Additional Shares

The Bank may not, without the prior approval of the holders of the Preferred Shares, create or issue (i) any shares ranking in priority to or on a parity with the Preferred Shares; or (ii) any additional series of Preferred Shares unless at the date of such creation or issuance all cumulative dividends and any declared and unpaid non-cumulative dividends shall have been paid or set apart for payment in respect of each series of Preferred Shares then issued and outstanding.

DESCRIPTION OF WARRANTS

The following describes certain general terms and provisions that will apply to the Warrants. The particular terms and provisions of Warrants offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below apply to such Warrants, will be described in such Prospectus Supplement.

Warrants may be offered separately or together with Preferred Shares. Each series of Warrants will be issued under a separate indenture (each, a “Warrant Indenture”) in each case between the Bank and a trustee determined by the Bank. The statements below relating to any Warrant Indenture and the Warrants to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete and are subject to, and qualified by reference to all provisions of the applicable Warrant Indenture. The applicable Prospectus Supplement will include details of the Warrant Indenture with respect to the Warrants being offered. Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for the terms and other information with respect to the offering of Warrants being offered thereby.

Preferred Share Warrants

The particular terms and provisions of each issue of Warrants providing for the issuance of Preferred Shares on exercise of Warrants will be described in the related Prospectus Supplement and may include the designation, number and terms of the Preferred Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms of the Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following describes certain general terms and provisions that will apply to the Subscription Receipts. The particular terms and provisions of Subscription Receipts offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below apply to such Subscription Receipts, will be described in such Prospectus Supplement.

Subscription Receipts may be offered separately or together with Debt Securities, Preferred Shares or Common Shares, as the case may be, and may be exchanged by the holders thereof for Debt Securities, Preferred Shares or Common Shares upon the satisfaction of certain conditions. Subscription Receipts will be issued under a subscription receipt agreement between the Bank and an escrow agent. The statements below relating to any subscription receipt agreement and the Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete and are subject to, and qualified by reference to all provisions of the applicable Subscription Receipts. The applicable Prospectus Supplement will include details of the subscription receipt agreement with respect to the

Subscription Receipts being offered. Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for the terms and other information with respect to the offering of Subscription Receipts being offered thereby.

Subscription Receipts

The particular terms and provisions of each issue of Subscription Receipts providing for the issuance of Debt Securities, Preferred Shares or Common Shares on the exchange of Subscription Receipts will be described in the related Prospectus Supplement and may include the number of Subscription Receipts and the price at which they will be issued and whether the price is payable in instalments, any conditions to the exchange of Subscription Receipts into Debt Securities, Preferred Shares or Common Shares, as the case may be, and the consequences of such conditions not being satisfied, the procedures for the exchange of the Subscription Receipts into Debt Securities, Preferred Shares or Common Shares, as the case may be, the number of Debt Securities, Preferred Shares or Common Shares, as the case may be, that may be exchanged upon exercise of each Subscription Receipt, the dates or periods during which the Subscription Receipts may be exchanged into Debt Securities, Preferred Shares or Common Shares, as the case may be, whether such Subscription Receipts will be listed on any securities exchange, and any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts.

Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities subject to the Subscription Receipts.

BOOK-ENTRY ONLY SECURITIES

CDS Clearing and Depository Services Inc.

Securities issued in “book-entry only” form must be purchased, transferred or redeemed through participants (“CDS Participants”) in the depository service of CDS Clearing and Depository Services Inc. or a successor or its nominee (collectively, “CDS”), except that Securities issued in the United States generally must be purchased, transferred or redeemed through participants (“DTC Participants”) in the depository service of The Depository Trust Company or a successor or its nominee (collectively, “DTC”), as described below. Each of the Investment Dealers named in an accompanying Prospectus Supplement offering securities in “book-entry only” form will be a CDS Participant. On the closing of a book-entry only offering, the Bank will cause a global certificate or certificates representing the aggregate number of Securities subscribed for under such offering to be delivered to, and registered in the name of, CDS or will cause the Securities to be issued or authenticated in uncertificated format, as applicable. Except as described below, no purchaser of Securities will be entitled to a certificate or other instrument from the Bank or CDS evidencing that purchaser’s ownership thereof, and no purchaser will be shown on the records maintained by CDS except through a book-entry account of a CDS Participant acting on behalf of such purchaser. Each purchaser of Securities will receive a customer confirmation of purchase from the Investment Dealer from which the Securities are purchased in accordance with the practices and procedures of that Investment Dealer. The practices of Investment Dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. Reference in this Prospectus to a holder of Securities means, unless the context otherwise requires, the owner of the beneficial interest in the Securities.

CDS will be responsible for establishing and maintaining book-entry accounts for CDS Participants having interests in the Securities. If (i) the book-entry only system ceases to exist, (ii) the Bank determines that CDS is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Bank is unable to locate a qualified successor, or (iii) the Bank at its option elects, or is required by applicable law or the rules of any securities exchange, to withdraw the Securities from the book-entry only system, then physical certificates representing the Securities will be issued to holders thereof or their nominees.

Transfer, Conversion and Redemption of Securities

Transfers of ownership, conversions or redemptions of Securities will be effected only through records maintained by CDS for such Securities with respect to interests of CDS Participants and on the records of CDS Participants with respect to interests of persons other than CDS Participants. Holders of Securities who are not CDS Participants, but who desire to purchase, sell or otherwise transfer ownership of or other interests in the Securities, may do so only through CDS Participants. The ability of a holder to pledge Securities or otherwise take action with respect to such holder’s interest in Securities (other than through a CDS Participant) may be limited due to the lack of a physical certificate.

Payments and Deliveries

The Bank will make, or cause to be made, payments of principal, redemption price, if any, dividends and interest, as applicable, on Securities to CDS as the registered holder of the Securities and the Bank understands that the payment will be forwarded by CDS to CDS Participants in accordance with the customary practices and procedures of CDS. As long as CDS is the registered owner of the Securities, CDS will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. As long as the Securities are held in the CDS book-entry only system, the responsibility and liability of the Bank in respect of the Securities is limited to making payments of principal, redemption price, if any, dividends and interest, as applicable, on the Securities to CDS, as registered holder of the Securities. The Bank expects that CDS, upon receipt of any payment in respect of Securities, will credit CDS Participants’ accounts in amounts proportionate to their respective interests in the principal amount of such Securities as shown on the records of CDS in accordance with the customary practices and procedures of CDS. The Bank also expects that payments by CDS Participants to the owners of beneficial interests in Securities held through such CDS Participants will be governed by standing instructions and customary practices, and will be the responsibility of such CDS Participants. The rules governing CDS provide that it acts as the agent and depository for the CDS Participants. As a result, CDS Participants must look solely to CDS, and persons other than CDS Participants having an interest in Securities must look solely to CDS Participants, for payments or deliveries made by or on behalf of the Bank to CDS in respect of such Securities.

Each beneficial owner must rely on the procedures of CDS and, if such beneficial owner is not a CDS Participant, on the procedures of the CDS Participant through which such beneficial owner owns its interest, to exercise any rights with respect to the Securities. The Bank understands that under existing policies of CDS and industry practices, if the Bank requests any action of a beneficial owner or if a beneficial owner desires to give any notice or take any action which a registered holder is entitled to give or take with respect to the Securities, CDS would authorize the CDS Participant acting on behalf of the beneficial owner to give such notice or to take such action, in accordance with the procedures established by CDS or agreed to from time to time by the Bank, any Trustee and CDS. Any beneficial owner that is not a CDS Participant must rely on the contractual arrangement it has directly, or indirectly through its financial intermediary, with its CDS Participant to give such notice or take such action.

None of the Bank, the Investment Dealers, the Trustee or any other trustee (in the case of Debt Securities) will assume liability or responsibility for (i) any aspect of the records relating to the beneficial ownership of the Securities held by CDS or the payments or deliveries relating thereto, (ii) maintaining, supervising or reviewing any records relating to the Securities, or (iii) any advice or representation made by or with respect to CDS relating to the rules governing CDS or any action to be taken by CDS or at the direction of CDS Participants.

The Depository Trust Company

On the closing of a book-entry only offering made in the United States, the Bank will cause a global certificate or certificates representing the aggregate number of Securities subscribed for under such offering to be delivered to, and registered in the name of, DTC or will cause the Securities to be issued or authenticated in uncertificated format, as applicable. Purchasers of such Securities may only hold interests in the global certificates or uncertificated Securities through DTC if they are DTC Participants. Purchasers may also hold interests through a securities intermediary — banks, brokerage houses and other institutions that maintain securities accounts for customers — that has an account with DTC. DTC will maintain accounts showing the Security holdings of its DTC Participants, and these DTC Participants will in turn maintain accounts showing the Security holdings of their customers. Some of these customers may themselves be intermediaries holding Securities for their customers. Thus, each beneficial owner of a book-entry Security will hold that Security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The Securities of each beneficial owner of a book-entry Security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the Securities will generally not be entitled to have the Securities represented by the global certificate or uncertificated Securities registered in its name and will not be considered the record holder. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of Securities. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder under the global Security. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly-traded securities are held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry interests in the Securities.

The Bank will make payments on Securities represented by a global certificate or uncertificated Security to DTC as the registered owner and holder of the global certificate or uncertificated Security representing those Securities. DTC has advised the Bank that upon receipt of any payment on a global certificate or uncertificated Security, DTC will immediately credit accounts of DTC participants with payments in amounts proportionate to their respective beneficial interests in that Security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in a global certificate or uncertificated Security held through those DTC participants, as is now the case with Securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

None of the Bank, the trustees or any respective agents will have any responsibility or liability for any aspect of the records of DTC or any DTC participant relating to, or payments made on account of, beneficial interests in a global certificate or uncertificated Security or for maintaining, supervising or reviewing any of the records of DTC or any DTC participant relating to those beneficial interests.

A beneficial owner of book-entry Securities represented by a global certificate or uncertificated Security held by DTC will have its Securities exchanged for definitive Securities only if: (i) the book-entry only system ceases to exist in the United States, (ii) the Bank determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Bank is unable to locate a qualified successor in the United States, or (iii) the Bank at its option elects, or is required by applicable law or the rules of the SEC, to withdraw the Securities from the book-entry only system in the United States.

Unless otherwise specified in the applicable Prospectus Supplement, any global certificate or uncertificated Security that is exchangeable as described in the preceding paragraph will be exchangeable in whole for definitive Securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive Securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the Securities. DTC may base its written instruction upon directions it receives from DTC Participants.

In this Prospectus, for book-entry Securities held through DTC, references to actions taken by Security holders will mean actions taken by DTC upon instructions from DTC Participants, and references to payments and notices of redemption to Security holders will mean payments and notices of redemption to DTC as the registered holder of the Securities for distribution to DTC Participants in accordance with DTC’s procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under section 17A of the U.S. Securities Exchange Act of 1934. The rules applicable to DTC and the DTC Participants are on file with the SEC.

The Bank will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry Securities held through DTC or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests held through DTC.

BANK ACT RESTRICTIONS AND RESTRICTIONS ON PAYMENT OF DIVIDENDS

The Bank Act contains restrictions on the issue, transfer, acquisition, beneficial ownership and voting of all shares of a chartered bank. For example, no person shall be a major shareholder of a bank if the bank has equity of $12 billion or more (which would include the Bank). A person is a major shareholder of a bank where: (i) the aggregate of shares of any class of voting shares beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 20% of that class of voting shares; or (ii) the aggregate of shares of any class of non-voting shares beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 30% of that class of non-voting shares. No person shall have a significant interest in any class of shares of a bank, including the Bank, unless the person first receives the approval of the Minister of Finance (Canada). For purposes of the Bank Act, a person has a significant interest in a class of shares of a Canadian chartered bank where the aggregate of any shares of the class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person exceeds 10% of all of the outstanding shares of that class of shares of such bank. Purchasers of Securities (and CDS Participants) may be required to furnish declarations relating to ownership (and ownership by clients of such CDS Participants) in a form prescribed by the Bank.

The Bank Act also prohibits the registration of a transfer or issue of any share of the Bank to, and the exercise, in person or by proxy, of any voting rights attached to any share of the Bank that is beneficially owned by, Her Majesty in right of Canada or of a province or any agent or agency of Her Majesty in either of those rights, or to the government of a foreign country or any political subdivision, agent or agency of any of them, except for certain cases that require the Minister of Finance’s consent.

Under the Bank Act, the Bank cannot redeem or purchase any of its shares, including the Preferred Shares, unless the consent of the Superintendent has been obtained. In addition, the Bank Act prohibits a payment to purchase or redeem any shares or the declaration of a dividend if there are reasonable grounds for believing that the Bank is, or the payment would cause the Bank to be, in contravention of the capital adequacy and liquidity regulations of the Bank Act or directions of the Superintendent.

The Bank is also restricted from paying certain dividends in the event that TD Capital Trust III or TD Capital Trust IV (each a subsidiary of the Bank) fails to pay semi-annual distributions or interest in cash, as applicable, in full to holders of TD Capital Trust III Securities or TD Capital Trust IV Notes, respectively, when required pursuant to the terms of the respective securities. In addition, the ability to pay dividends on the Common Shares without the approval of the holders of the outstanding Preferred Shares is restricted unless all dividends on the Preferred Shares have been declared and paid or set apart for payment.

EARNINGS COVERAGE

The following earnings coverage ratios do not reflect the issuance of any Securities under this Prospectus.

The Bank’s dividend requirements on all its outstanding preferred shares, after adjustment for new issues and retirement and adjusted to a before tax equivalent using an effective tax rate of 16.7%, amounted to $110.6 million for the twelve months ended October 31, 2014. The Bank’s interest and dividend requirements on all subordinated notes and debentures, preferred shares and liabilities for preferred shares and capital trust securities, after adjustment for new issues and retirement, amounted to $768.7 million for the twelve months ended October 31, 2014. The Bank’s reported net income, before interest on subordinated debt and liabilities for preferred shares and capital trust securities and income taxes was $9,491 million for the twelve months ended October 31, 2014, which was 12.3 times the Bank’s aggregate dividend and interest requirement for the period.

On an adjusted basis, the Bank’s net income before interest on subordinated debt and liabilities for preferred shares and capital trust securities and income taxes for the twelve months ended October 31, 2014 was $9,819 million, which was 12.8 times the Bank’s aggregate dividend and interest requirement for the period.

The Bank’s financial results are prepared in accordance with International Financial Reporting Standards (“IFRS”), the current generally accepted accounting principles (“GAAP”). The Bank refers to results prepared in accordance with IFRS as “reported” results. The Bank also utilizes non-GAAP financial measures referred to as “adjusted” results to assess each of its businesses and to measure overall Bank performance. To arrive at adjusted results, the Bank removes “items of note”, net of income taxes, from reported results. The items of note relate to items which management does not believe are indicative of underlying business performance. The Bank believes that adjusted results provide the reader with a better understanding of how management views the Bank’s performance. As explained, adjusted results are different from reported results determined in accordance with IFRS. Adjusted results, items of note, and related terms used herein are not defined terms under IFRS, and, therefore, may not be comparable to similar terms used by other issuers. Please see the “Financial Results Overview – How the Bank Reports” section of the Bank’s 2014 MD&A for a reconciliation between the Bank’s reported and adjusted results.

PLAN OF DISTRIBUTION

The Bank may sell Securities to or through underwriters or dealers purchasing as principal, and also may sell Securities to one or more purchasers directly or through agents. Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers.

A Prospectus Supplement will set forth the terms of any offering of Securities, including the name or names of any Investment Dealers, the initial public offering price, the proceeds to the Bank, any underwriting discount or commission to be paid to any Investment Dealers and any discounts, concessions or commissions allowed or re-allowed or paid by any Investment Dealers to other investment dealers.

The Securities may be sold directly by the Bank at such prices and upon such terms as agreed to by the Bank and the purchaser or through agents designated by the Bank from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Bank to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any agent is acting on a best efforts basis for the period of its appointment.

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased.

Any public offering price and any discounts or concessions allowed or re-allowed or paid to Investment Dealers may be changed from time to time. The Bank may agree to pay the Investment Dealers a commission for various services relating to the issue and sale of any Securities offered hereby. Any such commission will be paid out of the general corporate funds of the Bank. Investment Dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Bank to indemnification by the Bank against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such Investment Dealers may be required to make in respect thereof.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the Investment Dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. These transactions may be commenced, interrupted or discontinued at any time.

This Prospectus and related Prospectus Supplement may be used by direct or indirect wholly-owned subsidiaries of the Bank in connection with offers and sales related to secondary market transactions in the Securities in the United States. Those subsidiaries may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

PRIOR SALES

Prior sales will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME OF THE BANK’S SECURITIES

Trading prices and volume of the Bank’s Securities will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

RISK FACTORS

Investment in the Securities is subject to various risks including those risks inherent in conducting the business of a diversified financial institution. Before deciding whether to invest in any Securities, investors should consider carefully the risks set out herein and incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in a Prospectus Supplement relating to a specific offering of Securities. Prospective investors should consider the categories of risks identified and discussed in the Bank’s Annual Information Form and Management’s Discussion and Analysis of the Bank incorporated herein by reference including credit, market (including equity, commodity, foreign exchange and interest rate), liquidity, operational, reputational, insurance, strategic, regulatory and legal risks.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds to the Bank from the sale of the Securities will be added to the general funds of the Bank and utilized for general corporate purposes.

INTERESTS OF EXPERTS

Ernst & Young LLP, Chartered Accountants, Toronto, Ontario, is the external auditor who prepared the Auditors’ Report to Shareholders with respect to the consolidated balance sheet of the Bank as at October 31, 2014 and 2013 and the consolidated statements of income, changes in shareholders’ equity, comprehensive income and cash flows for each of the years then ended. Ernst & Young LLP is independent with respect to the Bank within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Ontario, and the Public Company Accounting Oversight Board, United States.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement, certain legal matters relating to the Securities offered by a Prospectus Supplement will be passed upon, on behalf of the Bank, by McCarthy Tétrault LLP and, with respect to Securities offered in the United States, Simpson Thacher  & Bartlett LLP.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of or incorporated by reference in the registration statement of which this prospectus forms a part: the documents listed under “Documents Incorporated by Reference”; the Indenture; consent of Ernst & Young LLP and Powers of Attorney.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED

TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Bank Act, the Bank may not, by contract, resolution or by-law, limit the liability of its directors for breaches of their fiduciary duties. However, except in respect of an action by or on behalf of the Bank to procure a judgment in its favor, the Bank may indemnify a director or officer, a former director or officer or a person who acts or acted at the Bank’s request as a director or officer of or in a similar capacity for another entity, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her because of any civil, criminal, administrative, investigative or other proceeding to which he or she is involved by reason of being or having been associated with the Bank or the entity, if:

(1) that person acted honestly and in good faith with a view to the best interests of the Bank or the other entity, as the case may be, and

(2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, that person had reasonable grounds for believing that his or her conduct was lawful.

These individuals are entitled to an indemnity from the Bank if the person was not judged by the court or other competent authority to have committed any fault or omitted to do anything that they ought to have done and fulfilled the conditions set out in (1) and (2) above. The Bank may also advance amounts to the director, officer or other person for the costs, charges and expenses of a proceeding referred to above, provided such amounts are repaid if the conditions set out in (1) and (2) above are not satisfied. The Bank may, with the approval of a court, also indemnify or advance funds to that person regarding an action by or on behalf of the Bank to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or officer of the company or entity, if he or she fulfills the conditions set out in (1) and (2) above.

The Bank’s by-laws provide that subject to the limitations contained in the Bank Act, but without limit to the right of the Bank to indemnify or advance funds to any person under the Bank Act or otherwise, the Bank will indemnify a director or officer or a former director or officer, or a person who acts or acted at the Bank’s request as a director or officer or in a similar capacity of a body corporate, and such person’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by such person in respect of any civil, criminal, administrative, investigative or other proceeding to which such person is made a party by reason of being or having been a director or officer of the Bank or such body corporate if: (i) such person acted honestly and in good faith with a view to the best interests of the Bank or the other entity, as the case may be; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that such person’s conduct was lawful. These indemnification provisions could be construed to permit or require indemnification for certain liabilities arising out of U.S. federal securities laws.

Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended (the “Act”) may be permitted to directors, officers or persons controlling the Bank pursuant to the foregoing provisions, the Bank has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The Bank maintains directors’ and officers’ liability insurance policies providing for the insurance on behalf of any person who is or was a director or officer of the Bank and subsidiary companies against any liability incurred by him or her in any such capacity or arising out of his or her status as such.

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Exhibits

Exhibit No.	Description

4.1	Annual Information Form of the Registrant dated December 4, 2014 (incorporated by reference to Exhibit 99.1 to The Toronto-Dominion Bank’s Form 40-F filed on December 4, 2014, File No. 001-14446).

4.2	The consolidated audited financial statements for the fiscal year ended October 31, 2014 with comparative consolidated financial statements for the fiscal year ended October 31, 2013, together with the auditors’ report thereon and the 2014 MD&A (incorporated by reference to Exhibits 99.3 and 99.2 to The Toronto-Dominion Bank’s Form 40-F filed on December 4, 2014, File No. 001-14446).

4.3	Management Proxy Circular of the Registrant dated as of January 23, 2014 (incorporated by reference to Exhibit 99.1 to The Toronto-Dominion Bank’s Form 6-K filed on February 21, 2014, File No. 001-14446).

5.1	Consent of Ernst & Young LLP.

6.1	Powers of Attorney (included on page III-2 of the Registration Statement).

7.1	Trust Indenture, dated as of November 1, 2005 between the Registrant and Computershare Trust Company of Canada, as trustee, relating to the Debt Securities registered hereby (incorporated by reference to Exhibit 7 to The Toronto-Dominion Bank’s Registration Statement on Form F-10 filed on February 1, 2007, File No. 333-140383).

II-2

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

The Registrant and the Trustee with respect to the Debt Securities registered pursuant to this Form F-10 have each filed with the Commission an Appointment of Agent for Service of Process and Undertaking on Form F-X with the original filing of this Registration Statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, country of Canada, on this 4th day of December, 2014.

THE TORONTO-DOMINION BANK

By:	/s/ Norie C. Campbell
Name: Norie C. Campbell Title: Group Head, Legal, Compliance and Anti-Money Laundering, and General Counsel

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norie C. Campbell or, failing her, Colleen Johnston his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, as amended, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended, of the securities of the Registrant as contemplated by the resolutions of the Board of Directors of the Registrant adopted on October 22, 2014 including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her respective capacity as a member of the Board of Directors or officer of the Registrant, a registration statement on Form F-10 (or any other form deemed appropriate by such attorney, or one or more amendments to an existing registration statement of the Registrant) and/or such other form or forms as may be appropriate to be filed with the Commission as any of them deem appropriate in respect of the securities of the Registrant, to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act, to any and all amendments, including post-effective amendments, to such registration statement(s), and to any and all instruments and documents filed as part of or in connection with such registration statement(s) and any and all amendments thereto, including post-effective amendments.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Bharat B. Masrani Bharat B. Masrani	Group President and Chief Executive Officer, and Director (Principal Executive Officer)	December 4, 2014

/s/ Colleen M. Johnston Colleen M. Johnston	Group Head, Finance, Sourcing and Corporate Communications, and Chief Financial Officer (Principal Financial Officer)	December 4, 2014

/s/ Xihao Hu Xihao Hu	Senior Vice President, Finance (Principal Accounting Officer)	December 4, 2014

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/s/ Brian M. Levitt Brian M. Levitt	Chairman of the Board	December 4, 2014

/s/ William E. Bennett William E. Bennett	Director	December 4, 2014

/s/ John L. Bragg John L. Bragg	Director	December 4, 2014

/s/ Amy W. Brinkley Amy W. Brinkley	Director	December 4, 2014

/s/ Colleen A. Goggins Colleen A. Goggins	Director	December 4, 2014

/s/ David E. Kepler David E. Kepler	Director	December 4, 2014

/s/ Henry H. Ketcham Henry H. Ketcham	Director	December 4, 2014

/s/ Alan N. MacGibbon Alan N. MacGibbon	Director	December 4, 2014

/s/ Harold H. MacKay Harold H. MacKay	Director	December 4, 2014

/s/ Karen E. Maidment Karen E. Maidment	Director	December 4, 2014

/s/ Irene R. Miller Irene R. Miller	Director	December 4, 2014

/s/ Nadir H. Mohamed Nadir H. Mohamed	Director	December 4, 2014

/s/ Wilbur J. Prezzano Wilbur J. Prezzano	Director	December 4, 2014

/s/ Helen K. Sinclair Helen K. Sinclair	Director	December 4, 2014

/s/ Glenn Gibson Glenn Gibson	Authorized Representative in the United States	December 4, 2014

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Exhibits

Exhibit No.	Description

4.1	Annual Information Form of the Registrant dated December 4, 2014 (incorporated by reference to Exhibit 99.1 to The Toronto-Dominion Bank’s Form 40-F filed on December 4, 2013, File No. 001-14446).

4.2	The consolidated audited financial statements for the fiscal year ended October 31, 2014 with comparative consolidated financial statements for the fiscal year ended October 31, 2013, together with the auditors’ report thereon and the 2014 MD&A (incorporated by reference to Exhibits 99.3 and 99.2 to The Toronto-Dominion Bank’s Form 40-F filed on December 4, 2014, File No. 001-14446).

4.3	Management Proxy Circular of the Registrant dated as of January 23, 2014 (incorporated by reference to Exhibit 99.1 to The Toronto-Dominion Bank’s Form 6-K filed on February 21, 2014, File No. 001-14446).

5.1	Consent of Ernst & Young LLP.

6.1	Powers of Attorney (included on page III-2 of the Registration Statement).

7.1	Trust Indenture, dated as of November 1, 2005 between the Registrant and Computershare Trust Company of Canada, as trustee, relating to the Debt Securities registered hereby (incorporated by reference to Exhibit 7 to The Toronto-Dominion Bank’s Registration Statement on Form F-10 filed on February 1, 2007, File No. 333-140383).